Pacific Funds Series Trust NSAR 03-31-18
EXHIBIT 77Q1(e)
COPIES OF ANY NEW OR AMENDED REGISTRANT
INVESTMENT ADVISORY CONTRACTS


The following document is included in Registrant's Form Type N1A/B, Accession No. 0001193125-17-352547 filed on November 27, 2017, and incorporated by reference herein:

Schedule A to the Investment Advisory Agreement between Pacific
Funds Series Trust and Pacific Life Fund Advisors LLC